EXHIBIT 16.0
                                                                    ------------


Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549



                                               December 17, 2002





Ladies and Gentlemen:

We have read Item 4 of Western Power & Equipment Corp.'s Form 8-K dated December 17, 2002. We are in agreement with the representations contained in Item 4 of the Form 8-K insofar as they relate solely to Moss Adams, LLP.


Yours very truly,


/s/ Moss Adams LLP